UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2011

Chevron Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road, San Ramon, CA	94583
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 842-1000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 30, 2011, the independent members of the Board of Directors (“Board”) of Chevron Corporation (“Chevron”) approved a $100,000 increase to the annual base salary of J.S. Watson, Chevron’s Chairman and Chief Executive Officer, resulting in an annual base salary of $1,600,000, and ratified the decision of the Management Compensation Committee of the Board to increase the annual base salary of P.E. Yarrington, Chevron’s Chief Financial Officer, by $60,000, resulting in an annual base salary of $860,000, and to increase the annual base salary of G.L. Kirkland, Chevron’s Vice Chairman and Executive Vice President, who is named in the Summary Compensation Table in Chevron’s 2010 Proxy Statement, by $100,000, resulting in an annual base salary of $1,300,000. These base salary increases will be effective April 1, 2011. In addition, the Board approved an increase to the target percentage for awards under the Chevron Incentive Plan for the 2011 performance year for Mr. Watson from 125 percent to 130 percent of base salary. Awards under the Chevron Incentive Plan are not guaranteed awards but are based on target amounts with the actual amounts depending on Chevron’s corporate performance and the executive officer’s individual performance as more fully described in Chevron’s Proxy Statement dated April 15, 2010 under the heading “Compensation Discussion and Analysis—Part II The Different Ways We Compensate Our NEOs—Annual Cash Incentive-The Chevron Incentive Plan (CIP)” beginning on page 33.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEVRON CORPORATION

Dated: April 1, 2011	By	/s/ CHRISTOPHER A. BUTNER
Christopher A. Butner,
Assistant Secretary and Managing Counsel, Securities/Corporate Governance